UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

VAALCO ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VAALCO ENERGY, INC.

4600 Post Oak Place, Suite 309

Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 10, 2004

Notice is hereby given that the Annual Meeting of the Stockholders of VAALCO Energy, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 10, 2004 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, for the following purposes:

(1)	To elect a Board of Directors as follows:

(a)	The holders of Common Stock and Convertible Preferred Stock, Series A, will voting together as a class elect one Class III director to hold office for the ensuing three years; and

(b)	The holders of Convertible Preferred Stock, Series A, will elect one Class III director to hold office for the ensuing three years.

(2)	To ratify the appointment of Deloitte & Touche as the independent public accountants to audit the Company’s accounts for the fiscal year ended December 31, 2004.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Common Stock and Convertible Preferred Stock, Series A, of the Company at the close of business on April 12, 2004 will be entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors,

Gayla M. Cutrer

Secretary

April 21, 2004

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

VAALCO ENERGY, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 10, 2004

This Proxy Statement is furnished to the record holders of common stock, par value $0.10 per share (“Common Stock”) and Convertible Preferred Stock, Series A, par value $10.00 per share (“Preferred Stock”) of VAALCO Energy, Inc. (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting (“Meeting”) of stockholders to be held on Thursday, June 10, 2004 at 10:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, and any adjournment thereof.

Matters to be Considered at the Meeting

Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

(1)	The election of the Class III director nominees to the Board of Directors named herein; and

(2)	The ratification of the appointment of Deloitte & Touche as the independent public accountants to audit the Company’s accounts for the fiscal year ended December 31, 2004.

The Board of Directors is not presently aware of other proposals that may be brought before the Meeting. In the event other proposals are brought before the Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

Voting and Revocability of Proxies

Proxies in the form enclosed, properly executed by stockholders and received in time for the Meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the nominees for election of directors as listed herein and FOR ratification of Deloitte & Touche as the independent public accountants to audit the Company’s accounts for the fiscal year ending December 31, 2004. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. Any proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company at or prior to the Meeting, by duly executing a proxy bearing a later date or by voting in person at the Meeting. The mailing address of the Company’s principal executive offices is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 (Tel. No. 713/623-0801). This Proxy Statement is being mailed on or about April 28, 2004 to holders of record of Common Stock and Preferred Stock at the close of business on April 12, 2004 (the “Record Date”).

Voting and Quorum Requirements

At the close of business on the Record Date, there were outstanding and entitled to vote 21,455,060 shares of Common Stock and 10,000 shares of Preferred Stock. A complete list of all stockholders entitled to vote at the Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Meeting at the Company’s headquarters.

The holder of the Preferred Stock has the right to vote as a class with the holders of Common Stock on all matters submitted to a vote of the holders of Common Stock on an “as converted basis.” Accordingly, with respect to all matters to come before the Meeting other than the election of the Preferred Stock Nominee (as defined below), each share of Common Stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to 2,750 votes so that, as of the Record Date, 49,106,829 shares of Common Stock are deemed to be outstanding and entitled to vote at the Meeting. In addition, the Certificate of Incorporation of the Company provides that one director in each class of directors shall be a designee (a “Preferred Stock Nominee”) of the holders of the Preferred Stock. Accordingly, the holder of the Preferred Stock, voting separately as a class, is entitled to vote for a Preferred Stock Nominee. With respect to the election of a Preferred Stock Nominee, each share of Preferred Stock entitles the holder to one vote. All holders of record of Common Stock or Preferred Stock on the Record Date shall be entitled to vote at the Meeting.

Regarding the election of directors, the enclosed form of proxy provides a means for stockholders to vote FOR the nominees as directed therein, to withhold authority to vote for one or more of the applicable nominees or to withhold authority to vote for all of the applicable nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Unless a holder of Common Stock or Preferred Stock who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company’s By-laws provide that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total vote received by any particulate candidate.

The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a class present or represented and entitled to vote at the Meeting is required for the ratification of the appointment of auditors for the current fiscal year. With respect to the ratification of the appointment of auditors, abstaining shares will be considered present at the Meeting for this matter so that the effect of abstentions will be the equivalent of a “no” vote. With respect to broker non-votes, the shares will not be considered present at the Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

The holders of a majority of the issued and outstanding Common Stock together with, on an as converted basis, the issued and outstanding Preferred Stock, entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum for purposes of the Common Stock. The presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum of holders of Preferred Stock. Broker non-votes and abstentions count towards the establishment of a quorum. At the Meeting or at any adjournment thereof, the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock, and the absence of a quorum of the holders of shares of the Common Stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock.

SECURITY OWNERSHIP OF PRINCIPAL

STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the ownership of shares of Common Stock and Preferred Stock as of the Record Date by (i) each director and each executive officer of the Company, (ii) all executive officers and directors of the Company as a group and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock. To the Company’s knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and executive officer is 4600 Post Oak Place, Suite 309, Houston, Texas 77027, unless otherwise indicated below or in the footnotes.

	Common Stock				Preferred Stock
Name of Beneficial Owner	Amount		Percent of Class	Percent Upon Conversion of Preferred Stock	Amount		Percent of Class
Directors:
Robert L. Gerry, III	1,676,000	(1)	7.6%	3.4%	—		—
W. Russell Scheirman	429,027	(2)	2.0%	*	—		—
Robert H. Allen	108,333	(3)	*	*	—		—
Arne R. Nielsen	25,000	(4)	*	*	—		—
Lawrence C. Tucker	36,513,441	(5)	67.4%	67.4%	10,000	(4)	100%
T. Michael Long	36,513,441	(5)	67.4%	67.4%	10,000	(4)	100%
Walter W. Grist	—		—	—	—		—
Common Stock owned by all directors and executive officers as a group (7 persons)	38,677,467	(6)	77.2%	77.2%	10,000		100%

5% Stockholders:

Dorothy J. Alcorn 26 Meadow View Victoria, TX 77904	1,715,780		8.0%	3.5%	—		—

The 1818 Fund II, L.P. c/o Brown Brothers Harriman & Co. Fifty-Nine Wall Street New York, New York 10005	36,513,441	(7)	67.4%	67.4%	10,000		100%

MetLife, Inc. One Madison Avenue New York, New York 10010	1,164,400	(8)	5.4%	2.4%	—		—

Nissho Iwai Corporation 3-1, Daiba 2-chome Minato-ku, Tokyo 135-8655 JAPAN	2,250,000	(9)	9.5%	4.4%	—		—

*	Less than 1%.
(1)	Includes 666,666 shares that may be acquired subject to options exercisable within 60 days at $1.16 per share and 1,000,000 shares held in a trust of which Mr. Gerry is a trustee and beneficiary.
(2)	Includes 333,333 shares that may be acquired subject to options exercisable within 60 days at $1.16 per share.
(3)	Includes 108,333 shares that may be acquired subject to options exercisable within 60 days of which 100,000 are exercisable at $1.04 and 8,333 are exercisable at $1.16.

(4)	Includes 25,000 shares that may be acquired subject to options exercisable within 60 days at $1.04 per share.
(5)	Includes 27,500,000 shares issuable upon conversion of 10,000 shares of Preferred Stock and 5,250,000 shares that may be acquired within sixty days upon the exercise of warrants to purchase Common Stock at $0.50 per share. Messrs. Tucker and Long may each be deemed to beneficially own the shares of Common Stock and Preferred Stock held by The 1818 Fund II, L.P. (the “Fund”). Messrs. Tucker and Long have shared voting and investment power with respect to all of the shares that they are deemed to beneficially own. See note (7) below. The address of Messrs. Long and Tucker is 59 Wall Street, New York, New York 10005.
(6)	Includes 1,133,332 shares of Common Stock subject to options exercisable within 60 days and 27,500,000 shares of Common Stock issuable upon conversion of Preferred Stock.
(7)	Includes 27,500,000 shares issuable upon conversion of the 10,000 shares of Preferred Stock and 5,250,000 shares that may be acquired within sixty days upon the exercise of warrants to purchase Common Stock at $0.50 per share. The sole general partner of the Fund is Brown Brothers Harriman & Co., a New York limited partnership (“BBH&C”). By virtue of BBH&C’s relationship with the Fund, BBH&C may be deemed to beneficially own 36,513,441 shares of Common Stock and 10,000 shares of Preferred Stock. Lawrence C. Tucker and T. Michael Long are general partners of BBH&C. By virtue of a resolution adopted by BBH&C designating Messrs. Tucker and Long, or either of them, as the sole and exclusive partners of BBH&C having voting power (including the power to vote or to direct the voting) and investment power (including the power to dispose or to direct the disposition) with respect to the securities of the Company, each of Messrs. Long and Tucker may be deemed to beneficially own 36,513,441 shares of Common Stock and 10,000 shares of Preferred Stock. The Fund and BBH&C have shared voting and investment power with respect to all of the shares that they are deemed to beneficially own. The address of BBH&C is 59 Wall Street, New York, New York 10005. The preceding information is based on a Schedule 13D/A filed May 29, 1998, by the Fund, BBH&C and Messrs. Long and Tucker.
(8)	Based on a Schedule 13G, filed February 12, 2004, by MetLife, Inc. (“MetLife”) and its wholly-owned subsidiary, Metropolitan Life Insurance Company (“MLIC”) which states that MetLife and MLIC both have shared voting and investment power over 1,164,400 shares. In the Schedule 13G, MetLife and MLIC state that the shares were acquired for the benefit of separate account customers of MetLife and MLIC by their affiliate, State Street Research & Management Company, Inc., an investment advisor registered under Section 203 of the Investment Advisors Act. Both MetLife and MLIC disclaim beneficial ownership of these shares in the Schedule 13G.
(9)	Consists of 2,250,000 shares that may be acquired within sixty days upon the exercise of warrants to purchase Common Stock at $0.50 per share.

ITEM 1.

ELECTION OF DIRECTORS

Nominees

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes that are elected for staggered three-year terms and hold office until their successors are duly elected and qualified. The term of the Class I directors, currently comprised of Messrs. Nielsen, Scheirman and Tucker, expires in 2005. The term of the Class II directors, currently comprised of Messrs. Allen and Long, expires in 2006. The term of the Class III directors, currently comprised of Messrs. Gerry and Grist, will expire at the Meeting.

The Class III nominee for election at the Meeting, other than the Preferred Stock Nominee, is Mr. Gerry. The nominee will be elected by both the holders of the Common Stock and, on an as converted basis, the owner of the Preferred Stock. The holders of the Common Stock and the Preferred Stock will vote together as a class.

The Company’s Certificate of Designation, pursuant to which the Preferred Stock was issued on April 21, 1998, provides that the holders of the Preferred Stock have the right to appoint three directors to the Company’s Board of Directors, voting together as a class. Messrs. Tucker, Long and Grist were elected as directors by the holders of the Preferred Stock as Class I, Class II and Class III directors, respectively. Each director elected by the holders of shares of Preferred Stock shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders at which directors of the class to which he has been elected stand for election or until his successor, if any, is elected and qualified. Mr. Grist, whose term expires at the Meeting, has been nominated as the Class III Preferred Stock Nominee (the “Preferred Stock Nominee” and together, with Mr. Gerry, the “Nominees”).

If any director elected by the holders of Preferred Stock shall cease to serve as a director before his or her term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with the Certificate of Designation), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal.

It is intended that all shares of Common Stock and Preferred Stock represented by the proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Meeting, the person or persons exercising the proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Meeting in order to eliminate the vacancy. The Nominees have consented to being nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Meeting. See “Stockholders’ Proposals for Next Annual Meeting.”

Directors and Executive Officers

The following table provides information with respect to the Nominees, all current directors and all present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or his earlier removal or resignation from office.

Class I Director, Age and Position with the Company	Company Position Since
Arne R. Nielsen, 78, Director	1989
W. Russell Scheirman, 48, President, Chief Financial Officer and Director	1991
Lawrence C. Tucker, 61, Director	1998

Class II Directors, Age and Position with the Company	Company Position Since
Robert H. Allen, 76, Director	2003
T. Michael Long, 60, Director	1998

Class I Director, Age and Position with the Company	Company Position Since
Robert L. Gerry III, 66, Chairman of the Board and Chief Executive Officer (Nominee)	1997
Walter W. Grist, 63, Director (Nominee)	1998

The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

Arne R. Nielsen—Mr. Nielsen has been a Director of the Company since March 1989. He is currently the Chairman of Shiningbank Energy Income Fund, a position he has held since 1996 and was Chief Executive Officer from 1996 until 2003. He served as the Chairman of the Board of Serenpet, Inc. from April 1995 through July 1996, President, Chief Executive Officer and Chairman of the Board of Poco Petroleums Ltd. from January 1992 through May 1994, and President and Chief Executive Officer of Bowtex Energy (Canada) Corporation from July 1990 through January 1992. Mr. Nielsen also served as the Chairman of the Board and Chief Executive Officer of Mobil Oil Canada from April 1986 to January 1989.

W. Russell Scheirman—Mr. Scheirman has served as the President of the Company since 1992, and as Chief Financial Officer and a Director of the Company since 1991. From 1991 to 1992, Mr. Scheirman was Executive Vice President of the Company. He was an Associate at McKinsey & Company, Inc. from 1989 to 1991, an investment banker with Copeland, Wickersham and Wiley from 1984 to 1989, and a Petroleum Reservoir Engineer for Exxon Company, U.S.A. from 1978 to 1984. Mr. Scheirman holds a B.S. (Summa Cum Laude) and M.S. in Mechanical Engineering from Duke University (1977 and 1978, respectively) and an M.B.A. from California Lutheran University (1984).

Lawrence C. Tucker—Mr. Tucker is a general partner of BBH&CO, a private banking company, and has been with BBH&Co. for 35 years. Mr. Tucker currently serves as a member of the Steering Committee of BBH&Co. Together with T. Michael Long, Mr. Tucker is responsible for the corporate finance activities of BBH&CO., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Tucker is a director of National HealthCare Corporation, US Unwired, Inc., Z-Tel Technologies Inc. and Xspedius Communications. Mr. Tucker has a B.S. degree from Georgia Institute of Technology and an M.B.A. from the Wharton School of the University of Pennsylvania.

T. Michael Long—Mr. Long is a general partner of BBH&Co. and has been with BBH&Co. for 33 years. With Mr. Tucker, Mr. Long is responsible for the corporate finance activities of BBH&Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Long received a B.A. degree from Harvard College in 1965 and he received an M.B.A. from The Harvard University Graduate School of Business in 1971. Mr. Long is a director of HCA Corp., Computerized Medical Systems, Inc., PICIS, Inc., Genesee & Wyoming, Inc., and MedSource Technologies, Inc.

Robert L. Gerry III—Mr. Gerry has been Chairman of the Board and Chief Executive Officer of the Company since August 1997. Until August 1997, Mr. Gerry had been Vice-Chairman of Nuevo Energy Company (“Nuevo”) since February 1994. Prior to being appointed Vice-Chairman of Nuevo, Mr. Gerry had served as President and Chief Operating Office of Nuevo since its formation in March 1990. Mr. Gerry had been Senior Vice President of Energy Assets International Corporation (“EAIC”) since January 1989. For ten years prior to joining EAIC, Mr. Gerry was active as an independent investor concentrating on energy investments. He currently serves on the Board of Directors of Nuevo, a position he has held since 1990 and as a Trustee of Texas Children’s Hospital.

Walter W. Grist—Mr. Grist has been with BBH&Co. for over 30 years. Mr. Grist is one of several managers of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Grist received his B.S. degree is Business Administration at New York University in 1965. Mr. Grist is a director of Computerized Medical Systems and Western Oil Sands, Inc.

Robert H. Allen—Mr. Allen is the managing partner of Challenge Investment Partners, which is active in mining ventures in Canada, Greenland, Mexico, South America and Indonesia. He is a certified public accountant and a member of the Texas Society of CPA’s. He is the past Chairman, Chief Executive Officer and a Director of Gulf Resources and Chemical Corporation from which he retired in 1982. He is Regent Emeritus of Texas A&M University. Mr. Allen received his B.B.A. degree in 1951 from Texas A&M University.

Mr. Nielsen is a Canadian citizen. All other officers and directors of the Company are United States citizens.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge and except as otherwise set forth below, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Company’s officers, directors and greater than ten percent stockholders had complied with all Section 16(a) filing requirements.

Information Concerning the Operation of the Board of Directors

The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are not compensated for service on the Board of Directors or any committee thereof. During 2003, the Board of Directors of the Company met formally two (2) times and executed three (3) unanimous consents. All of the Company’s directors attended the meetings of the Board of Directors except Mr. Nielsen who attended one meeting.

In order to facilitate the various functions of the Board of Directors, the Board of Directors has created a Compensation Committee comprised of T. Michael Long and Lawrence C. Tucker, both of whom are non-employee directors. The Compensation Committee establishes and approves the terms of employment of executive officers and reviews and approves management’s recommendations concerning compensation of certain other employees. During 2003, the Compensation Committee held one meeting. All directors who were members of the Compensation Committee were present at the committee meeting. The Company does not have a nominating committee. The Company believes that the relatively small size of the Board does not warrant the formation of a nominating committee. Currently all of the Company’s directors participate in the nomination process. In selecting a candidate there are no firm requirements of minimum qualifications or skills that a candidate must possess. The Board strives to compliment and supplement skills within the Board. The board has not adopted a policy with regard to the consideration of director candidates nominated by stockholders. The Board believes that stockholder nominees are best handled on a case by case basis. The board of Directors will consider in a practical manner candidates submitted by stockholders pursuant to the Company’s policy for “Communication with the Board of Directors”. To be considered for the 2005 annual meeting, stockholder nominations must be received by December 29, 2004.

Code of Ethics

In 2004, the Board adopted a code of ethics which applies to directors, officer and employees of the Company. The Board has not granted any waivers of the Code of Ethics. The Code of Ethics is accessible on the Company’s website at www.vaalco.com. Any amendments or waiver of the Code of Ethics will be posted on the Company’s website.

Communication with the Board of Directors

In order to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Stockholders may communicate with the Chairman of the Company’s Audit Committee or with the non-management directors of the Company as a group by written communications addressed in care of Gayla M. Cutrer Corporate Secretary, VAALCO Energy, Inc. 4600 Post Oak Place, Suite 309, Houston, Texas, 77027.

Your communications should indicate that you are a stockholder of the Company. All communications received in accordance with these procedures will be reviewed initially by senior management of the Company. Senior management will relay all such communications to the appropriate director or directors unless it is determined that the communication (a) does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; (b) related to routine or insignificant matters that do not warrant the attention of the Board of Directors; (c) is an advertisement or other commercial solicitation or communication; (d) is frivolous or offensive; or (e) is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Audit Committee Report

The Audit Committee assists the Board of Directors in fulfilling its responsibility for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. In carrying out this responsibility, the Audit Committee (i) reviews with the Company’s independent auditors the scope of the annual audit, (ii) reviews the independent auditors’ management letter and (iii) meets with the Company’s internal auditors. In 2004, the Board of Directors adopted an audit committee charter. The audit committee charter requires that the audit committee be composed of three independent members of the Board of Directors.

Currently, the audit committee is composed of Messrs. Robert Allen and Arnie Nielsen. The Company is in the process of conducting a search to add an independent board member to fill the vacant position on the audit committee. Mr. Allen is deemed to be a financial expert. The board of directors believes that both members of the Company’s Audit Committee are independent based on the definition of independence in the New York Stock Exchange’s listing standards. During 2003, the Audit Committee held four meetings at which both members were present.

The Company’s management is responsible for preparing the Company’s financial statements and implementing its internal accounting controls. Deloitte & Touche, the Company’s independent public accountants, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In carrying out its responsibility to oversee these processes, the Audit Committee has reviewed the audited financial statements in the Company’s Annual Report for the year ended December 31, 2003 and discussed these financial statements with management and Deloitte & Touche. The Audit Committee’s discussions with management and Deloitte & Touche included a review of the quality of the accounting principles used to prepare the Company’s financial statements. The Audit Committee also discussed with Deloitte & Touche such other matters as are required to be discussed with the Company’s independent auditors under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

Audit and Other Services

Deloitte & Touche LLP performed the audit of the Company’s consolidated financial statements for the year ended 2003 and 2002. The scope and all fees associated with audit and other services performed by Deloitte and Touche are pre-approved on an annual basis. The aggregate fees billed for 2003 and 2002 are set forth below:

	2003	2002
Audit Services:
Consolidated Financial Statements	$128,000	$105,700
Audit Related Services	18,050	10,200

Total Audit and Audit Related Services	146,050	115,900
Tax Fees	32,550	31,000
All Other Fees	—	—

Total	$146,050	$115,900

Audit Related Services.    For the year ended December 31, 2003, fees billed to the Company by its principal accounting firm, Deloitte & Touche, for audit related services were for Sarbanes-Oxley readiness consultation, debt compliance letters and the issuance of a consent associated with the filing of a Form S-8. For the year ended December 31, 2002, fees billed to the Company were for debt compliance letters and consents on Form S-8.

Tax Fees.    For the year ended December 31, 2003 and 2002, fees billed to the Company for tax services were for review of federal and state income tax filings.

The Audit Committee’s Charter provides that the Company’s independent auditor may provide only those services pre-approved by the Audit Committee. As part of the pre-approval process, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The services to be pre-approved include annual audit services provided by the independent auditor, services which are reasonably related to the performance of the review or audit of our financial statements by the independent auditor, tax services and all other related services. The Audit Committee periodically establishes pre-approval levels for all services to be provided by the independent auditor. Any proposed services which exceed these pre-approval levels require specific pre-approval by the Audit Committee. In addition, the Audit Committee may delegate to a member(s), the authority to grant specific pre-approvals under its policy, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting.

After reviewing the non-audit services provided by Deloitte & Touche and engaging in discussions with Deloitte & Touche regarding their independence, the Audit Committee determined that the non-audit services provided to the Company by Deloitte & Touche were not inconsistent with Deloitte & Touche’s status as independent auditors. The primary non-audit service provided by Deloitte & Touche was the preparation of the Company’s tax returns and provision of guidance associated with the Company’s Sarbanes-Oxley Compliance activities. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1.

Based on its reviews of the Company’s audited financial statements and the discussions with management and Deloitte & Touche described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC.

Robert H. Allen (Chairman)

Arne R. Nielsen

Certain Relationships and Related Transactions

On April 21, 1998 VAALCO consummated the acquisition of 1818 Oil Corp. from the Fund in exchange for 10,000 shares of Convertible Preferred Stock, Series A. The Preferred Stock is convertible into 27.5 million shares of VAALCO, $0.10 par value per share, Common Stock. In connection with the acquisition of 1818 Oil Corp., the Company issued to the Fund Common Stock and Preferred Stock which votes as a class with the Common Stock on an as converted basis, representing approximately 64% of the outstanding voting power of the Company on an as converted basis (excluding options and warrants). In addition, the terms of the Preferred Stock acquired by the Fund provide that while the Preferred Stock is outstanding, the holders of Preferred Stock, voting together as a class, are entitled to elect three directors of the Company. Messrs. Grist, Long and Tucker were appointed to the Board of Directors as the Fund’s nominees.

During 2002, the Fund provided a loan of $7.0 million to the Company in order for the Company to guarantee a loan from the International Finance Corporation in connection with the development of the Etame field offshore Gabon. The Fund was issued 15 million warrants to purchase common stock of the Company as part of the terms of the loan. The loan was repaid on April 1, 2003. As a result of the repayment of the loan on schedule, the Company received back 9.75 million of the warrants issued to the Fund.

EXECUTIVE COMPENSATION

The following table sets forth all compensation, for each executive officer of the Company, including salaries, fees, bonuses and deferred compensation, paid or accrued for the account of such persons for services rendered in all capacities during the three-year period ended December 31, 2003. The Company does not maintain any pension plans for the persons named below or any other employees of the Company domiciled in the United States.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus(1)		Securities Underlying Options
Robert L. Gerry, III Chief Executive Officer Chairman of the Board	2003 2002 2001	$225,000 225,000 225,000	$ $	225,000 150,000 95,000	2,000,000 0 0

W. Russell Scheirman President and Chief Financial Officer	2002 2001 2000	$160,000 160,000 160,000		$160,000 135,000 55,000	1,000,000 0 0

(1)	Fifty percent of the 2003 and 2002 bonus amounts for Mr. Gerry and Mr. Scheirman were deferred until March 2004 and 2003 respectively.

The aggregate amount of perquisites and other personal benefits paid to each executive officer has not exceeded the lesser of 10 percent of such officer’s annual salary and bonus or $50,000 during the past three years. No other compensation has been awarded to the Company’s executive officers. The Company has not awarded any long-term compensation during the three years ended December 31, 2002 and none of the executive officers currently hold any restricted stock.

Option/SAR Grants in 2003

One December 16, 2003, the Company granted 3,546,000 options at a price of $1.16 per share to thirteen employees, consultants and directors, including 2,000,000 options to Mr. Gerry and 1,000,000 options to Mr. Scheirman. The options have a term of three years, and vest one-third on date of issue, one third on December 16, 2004 and one third on December 16, 2005.

The following table sets forth information concerning number, percentage of total options granted, exercise price and expiration date of the 2003 option grants.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2003	Exercise Base Price ($/share)	Expiration Date
Robert L. Gerry, III	2,000,000	54.9%	$1.16	(1)
W. Russell Scheirman	1,000,000	27.4%	$1.16	(1)

(1)	One third of the options expire on each of December 16, 2005, December 16, 2006 and December 16, 2007.

Aggregated Option/SAR Exercises in 2003 and Option/SAR Values At December 31, 2002

The following table sets forth as of December 31, 2003, certain information concerning options to purchase Common Stock and SARs granted to the executive officers named in the Summary Compensation Table. In 2003, Mr. Gerry and Mr. Scheirman exercised 500,000 options and 480,000 options, respectively.

			Number of Securities Underlying Unexercised Options/SARs	Value of Unexercised In-the-Money Options/SARs (1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert L. Gerry III	174,479	$167,499	666,666/1,333,334(2)	$160,000/$320,000
W. Russell Scheirman	221,000	$276,250	333,333/666,667(2)	$80,000/$160,000

(1)	Based on a stock price of $1.40 per share at December 31, 2003. The exercise price of all options held by executive officers on December 31, 2003 is $1.16
(2)	Represents options to purchase Common Stock.

Long-Term Incentive Plans

At this time, the Company has no long-term incentive plans.

ITEM 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche has been selected by the Company as its principal independent public accountants for the Company’s fiscal year ending December 31, 2004, and served in such capacity for the Company’s fiscal year ended December 31, 2003. The Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche to serve as the Company’s principal independent auditors for the fiscal year ending December 31, 2004. Unless otherwise indicated, all properly executed proxies received by the persons named in the enclosed proxy will be voted for such ratification at the Meeting.

Representatives of Deloitte & Touche are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of this firm, the Board of Directors will consider the selection of another firm of independent certified public accountants in the following year.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2005 must be received by the Company at its principal executive offices, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, no later than December 29, 2004, in order to be included in the proxy statement and form of proxy relating to that meeting. If the date of the 2005 annual meeting of stockholders is changed by more than 30 days from the date of the 2004 annual meeting of stockholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2004 annual meeting of stockholders.

The persons named in the Company’s form of proxy for the 2005 annual meeting of stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive timely notice by March 14, 2005, unless the Company changes the date of its 2005 annual meeting of stockholders by more than 30 days from the date of the 2004 annual meeting of stockholders, in which case the Company will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2005 annual meeting of stockholders.

If the date of the 2005 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the date of the 2004 annual meeting of stockholders, the Company shall, in a timely manner, inform stockholders of such change, by including a notice under Item 5 in its earliest possible quarterly report on Form 10-QSB. The notice will include the new deadline for submitting proposals to be included in the Company’s proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that stockholders submit their proposals by certified mail, return receipt requested.

OTHER MATTERS

The management of the Company knows of no other matters that may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The Company will pay all costs incurred in the solicitation of proxies. In addition to solicitation by use of the mails, certain officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. Arrangements may be made with brokerage firms or other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of the voting securities of the Company.

FINANCIAL STATEMENTS

The Company will provide without charge to any stockholder as of the Record Date a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, upon written or oral request to the Investor Relations Department, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027, telephone (713) 628-0801, or it may be downloaded from the Company’s internet website at www.vaalco.com.

By Order of the Board of Directors,

Gayla M. Cutrer

Secretary

April 21, 2004

VAALCO Energy, Inc.

Charter of the Audit Committee of the Board of Directors

I.	Audit Committee Purpose

The Audit Committee (the “Committee” of VAALCO Energy, Inc. (the “Company”) is a committee of the Board of Directors. The Committee shall consist of at least three directors, who shall meet the independence and experience requirements of the rules and regulations of the Securities and Exchange Commission (the “Commission”). The Committee’s function is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s corporate accounting and financial reporting practices. In fulfilling this function, the Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to oversee the integrity of the Company’s financial statements and to monitor the Company’s financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing functions.

•	Provide an avenue of communication between the Board of Director, the independent auditors and management.

•	Report actions of the Committee to the Board of Directors with such recommendations as the Committee may deem appropriate.

The Committee shall be empowered to conduct or cause to be conducted any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors, and Company employees as necessary. The Committee shall be empowered to retain, at the Company’s expense, special legal, accounting, or other consultants or experts as the Committee deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Committee members shall meet the requirements, as may be amended from time to time of the Committee. Committee members, including the Audit Committee Chair, shall be appointed by the Board of Directors.

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. If the Audit Committee Chair is not present, the member of the Committee membership. The Committee membership. The Committee may meet in executive session, and shall do so at least annually. The Committee may meet privately with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed privately.

III.	Audit Committee Responsibilities and Duties

Proxy Report

1.	Prepare the Audit Committee Report required by the rules of the Commission to be included in the Company’s annual proxy statement.

Review Procedures

1.

Review with management and the independent auditor the Company’s year-end financial results prior to the release of earnings and the Company’s year-end financial statements prior to filing or distribution. Such review shall also include the Company’s disclosures under “Management’s

Discussion and Analysis of Financial Condition and Results of Operation.” Discuss with management and the independent auditors any significant issues or finding or any changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61, as amended. Recommended to the Board of Directors whether or not the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

2.	Review with management and the independent auditors (i) the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution and (ii) the operation of the Company’s internal controls and any special steps adopted in light of material control deficiencies. Discuss with management and the independent auditors any significant findings or any changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61 as amended.

3.	In consultation with the management and the independent auditors, consider the intergrity of the Company’s financial reporting processes and controls including computerized information system controls and security. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures, Review significant findings prepared by the independent auditors together with management’s responses, including the status of previous recommendations.

4.	Review and discuss earning, financial guidance and other press releases of a material financial nature.

5.	Although it is the job of the CEO and senior management to assess and manage the Company’s exposure to risks, the Audit Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is addressed.

6.	Review with the independent auditor any audit problems or difficulties and management’s response and resolve disagreements between auditors and management.

7.	Approve the hiring of any employee or former employee of the independent auditor.

8.	The Audit Committee shall regularly report to the full board on its activities including any issues with respect to the quality or the integrity of the Company’s financial statement, legal compliance or the performance of the independent auditor.

9.	Review and periodically recommend modification to the code of ethics for senior financial officers.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CO during the certification process for the Form 10-K and 10-Q concerning significant deficiencies or material weaknesses in internal controls and any fraud.

Independent Auditors

11.	Confirm with the independent auditors their ultimate accountability to the Audit Committee and the Board of Directors. Review the performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

12.	Retain and terminate the independent auditor and approve the compensation and terms of the audit engagement and other significant compensation to be paid to the independent auditors. Periodically discuss current year non-audit services performed by the independent auditors and review and pre-approve all permitted non-audit service engagement.

13.	Oversee the independence of the independent auditors by, among other things, (1) on an annual basis, receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, that could impair the auditor’s independence; (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountants; and (3) recommending to the Board of Directors the appropriate action to be taken in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY VAALCO Energy, Inc.

				For	Withhold	For all Except
ANNUAL MEETING OF STOCKHOLDERS JUNE 10, 2004		1.	PROPOSAL TO ELECT AS DIRECTORS of the Company nominee for the Class III position for a three-year term. Director will hold office for the stated	☐	☐	☐
This Proxy is solicited by the Board of Director of VAALCO Energy, Inc. (the “Company”) for the Annual Meeting of Stockholder on June 10, 2004.			term or until his successor is elected and shall qualify. Nominee: Class III: Robert L. Gerry, III. In addition to the nominee listed herein, the holders of Preferred Stock, Series A, will be voting as a class for the election of one Class III director. This will result in a total of two directors being elected to the Board of Directors.

The undersigned hereby constitutes and appoints Robert L. Gerry, III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on June 10, 2004, at 10:00 a.m., Houston time, at the headquarters of the Company at 4600 Post Oak Place, Suite 309, Houston, Texas 77027 or any adjournment thereof (the “Annual Meeting”) and to vote the shares of Common Stock of the Company, $.10 par value per share (“Shares”) standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE as the Independent auditors of the Company for the fiscal year ending December 31, 2004.	☐	☐	☐

		3.	In their discretion, the proxies are authorized to vote upon such other matter as may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the election of the nominees and FOR the foregoing proposals and if no specification is made, the Shares will be voted for said nominees and proposals.

Please be sure to sign and date this Proxy in the box below.	Date

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

Stockholder sign above Co-holder (if any) sign above

Signature should agree with name printed herein. Shares are held in name of more than one person EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

VAALCO Energy, Inc.

4600 Post Oak Place, Suite 309, Houston, Texas 77027

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

IN THE STAMPED PRE-ADDRESSED ENVELOPE ENCLOSED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.